UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: April 26, 2018

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd. Suite 200 Southfield, Michigan		48034
(Address of Principal Executive Offices)		(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 6, 2018, in connection with the expiration of its universal shelf registration statement on Form S-3 (File No. 333-203498) that was filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2015 (the “2015 Registration Statement”), Sun Communities, Inc. (the “Company”) filed a new universal shelf registration statement on Form S-3 (File No. 333-224179) (the “2018 Registration Statement”), which became immediately effective upon filing. In connection with the filing of the 2018 Registration Statement, on April 26, 2018, the Company filed with the SEC a prospectus supplement relating to the Company’s existing “at the market offering” program (the “ATM Program”), which was previously registered under the 2015 Registration Statement. The prospectus supplement covers the offering of shares of the Company’s common stock that remain unsold under the ATM Program pursuant to the Company’s continuous equity distribution program.

Sales of the shares of common stock under the ATM Program, if any, will be made by means of transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, on or through the facilities of the New York Stock Exchange or any other existing trading market, or to or through a market maker or through an electronic communications network, or in any other manner permitted by law (including, without limitation, privately negotiated transactions) at prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the sales agents for the ATM Program. The shares that may be sold under the ATM Program have an aggregate offering price of up to $450,000,000. Prior to the date of the prospectus supplement, the Company had already sold shares of common stock having an aggregate offering price of $50,119,441 under the ATM Program, resulting in shares of common stock having an aggregate offering price of up to $399,880,559 remaining available for sale thereunder. The prospectus supplement continues the ATM Program previously covered by a prospectus supplement that was filed by the Company with the SEC on July 28, 2017 under the 2015 Registration Statement.

Also in connection with the continuation of the ATM Program, on April 26, 2018, the Company entered into an amendment to the At the Market Offering Sales Agreement (as amended, the “Sales Agreement”) previously entered into by the Company on July 28, 2017 with BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated, Fifth Third Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC, Jefferies LLC, Credit Suisse Securities (USA) LLC and Samuel A. Ramirez & Company, Inc. in connection with the ATM Program. The amendment reflects that, among other things, following the date thereof, the shares of common stock issued under the ATM Program will be issued pursuant to the 2018 Registration Statement and the new prospectus supplement, rather than the 2015 Registration Statement and the Company’s prior prospectus supplement filed in connection with the ATM Program.

The foregoing description of the amendment to the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Attached as Exhibit 5.1 to this Current Report on Form 8-K is a copy of the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation regarding certain Maryland law matters, including the validity of the shares of common stock offered pursuant to the ATM Program under the new prospectus supplement.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy shares of the Company’s common stock, and there shall not be any sale of such shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of shares of the Company’s common stock is being made only by means of a prospectus and related prospectus supplement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Method of Filing

1.1	Amendment dated April 26, 2018 to the At the Market Offering Sales Agreement dated July 28, 2017, among Sun Communities, Inc., Sun Communities Operating Limited Partnership, BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated, Fifth Third Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC, Jefferies LLC, Credit Suisse Securities (USA) LLC and Samuel A. Ramirez & Company, Inc.	Filed herewith

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Filed herewith

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Included in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Communities, Inc.

Date: April 26, 2018	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer